UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 15, 2011

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Amendments to Employment Agreements with W. John Short, Leo Gingras, Jerry Dale Belt and Colin Garner

On July 15, 2011, NutraCea entered into amendments to employment agreements with each of its four executive officers (“Officers”).  Pursuant to the amendments, NutraCea and each of the Officers agreed to modify their respective employment agreements to provide that twenty percent (20%) of each Officer’s salary for the last six months of 2011 be paid in stock options instead of in cash.  Each Officer will receive three stock options to purchase shares of NutraCea common stock with a per share exercise price equal to $0.20 and with terms of one, two and three years.  The options will be granted pursuant to NutraCea’s 2010 Equity Incentive Plan.  Each option will vest and become exerciable in twelve equal installments on the 15th day and last day of each month, commencing on July 15, 2011 and ending on December 31, 2011.

The table below sets forth the number of shares exercisable under each stock option granted to each Officer.

Name	Stock Option (1 year term)	Stock Option (2 year term)	Stock Option (3 year term)	Total

W. John Short	392,494	204,595	118,021	715,110
Leo Gingras	313,995	163.995	94,417	572,088
J. Dale Belt	266,896	139,124	80,254	486,275
Colin Garner	188,397	98,205	56,650	343,253

The descriptions of the terms of the amendments do not purport to be complete and is qualified in its entirety to the full text of the amendments which are attached hereto as Exhibits 10.1 through 10.4 and incorporated by reference herein.

Grant of Stock to Directors

In lieu of paying cash to directors for serving as directors and as members of committees of NutraCea’s board of directors (“Board”) for the last three quarters of 2011, NutraCea will issue shares of NutraCea common stock to non-employee directors under NutraCea’s 2010 Equity Incentive Plan.  The number of shares that will be issued to each director will equal the cash compensation for which the director is entitled, divided by $0.20.  Directors will continue to be paid cash for attending meetings in the third and fourth quarters of 2011.  The Board made this change to director compensation to strenghthen NutraCea’s cash position.

Assuming all non-employee directors continue to serve in their current capacities on the Board and the Board committees, the current non-employee members of the Board will receive the following numbers of shares in 2011 in lieu cash compensation:

Director	Number of Shares

Richard Koppes	196,635
James Lintzenich	231,960
Edward McMillan	275,950
John Quinn	220,465
Steven Saunders	167,500
Total	1,092,510

Additionally, former Board members David Bensol and Kenneth Shropshire will receive 54,729 and 59,809 shares, respectively, for service on the Board for the second quarter of 2011.

Item 8.01 Other Items

Note and Warrant Purchase Agreement

As previously disclosed, on February 11, 2011, in connection with a $500,000 loan from a financial advisor, NutraCea issued to this advisor (i) a convertible promissory note (“Prior Note”) in the aggregate principal amount of $500,000 that is convertible into common stock at $0.25 per share and that bears interest at 8.5% per annum and (ii) a warrant to purchase 500,000 shares of common stock at a per share exercise price of $0.25 (“Prior Warrant”).  On June 29, 2011, NutraCea and the financial advisor entered into a Note and Warrant Purchase Agreement to restructure the Prior Note and Prior Warrant and to allow NutraCea to borrow additional funds.  Under the Note and Warrant Purchase Agreement, NutraCea issued to the financial advisor convertible promissory notes in the aggregate principal amounts of $1,009,051.38 that are convertible into common stock at $0.21 per share and that bear interest at 10% per annum and warrants to purchase up to a total of 1,000,000 shares of NutraCea common stock at an exercise price of $0.23 per share.  The warrants expire on December 31, 2014.

In consideration for issuance of the notes and warrant, the investor (1) cancelled the Prior Note and the Prior Warrant and (2) loaned NutraCea $500,000.

First Amended Plan of Reorganization - Payment Benchmark

Under the First Amended Plan of Reorganization, NutraCea was required to pay Class 6 (unsecured claims) claimants at least 50% of their total amount of allowed claims by July 15, 2011.  On July 6, 2011, NutraCea paid a total of $500,900 to Class 6 claimants representing principal and unpaid accrued interest to date. Cumulative payments approximating 53% of their total allowed claims have been made.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Fourth Amendment to Employment Agreement with W. John Short dated July 15, 2011

10.2	Second Amendment to Employment Agreement with Leo Gingras dated July 15, 2011

10.3	First Amendment to Employment Agreement with Jerry Dale Belt dated July 15, 2011

10.4	First Amendment to Employment Agreement with Colin Garner dated July 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: July 20, 2011	By:	/s/ J. Dale belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)